Exhibit 32.2

CERTIFICATE OF THE PRINCIPAL FINANCIAL OFFICER
OF DIOMED HOLDINGS, INC. (REGISTRANT)
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          I, David B. Swank, Chief Financial Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

         (3) The Quarterly Report on Form 10-QSB for the period ended September 30, 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (4) The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date:  November 7, 2003                 /s/ DAVID B. SWANK
                                        ---------------------------------
                                        David B. Swank
                                        Chief Financial Officer
                                        (Principal Financial Officer)